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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan, 1996 Stock Option Plan, Nonstatutory Stock Option, 1996 Equity Incentive Plan, and the 1996 Non-Employee Directors Stock Option Plan of Avigen, Inc. of our report dated August 6, 1999, with respect to the financial statements of Avigen, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1999.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
September 27, 1999